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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements No. 333-71869 and 333-88041 of S3, Inc. on Form S-8 and Registration Statement No. 333-17519 on Form S-3 filed in conjunction with the Company's issuance of convertible subordinated notes and in the related Prospectuses of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of S3, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


San Jose, California
March 30, 2000